Exhibit 10.43

NEW WORLD RESTAURANT GROUP, INC.,

MANHATTAN BAGEL COMPANY, INC.

and

THE BANK OF NEW YORK

ESCROW DEPOSIT AGREEMENT

Dated: June 10, 2003

THIS ESCROW DEPOSIT AGREEMENT

(the “Agreement”), made and dated this 8th day of July, Two Thousand and Three

AMONG

NEW WORLD RESTAURANT GROUP, INC. a Delaware corporation, (the “Company”),

MANHATTAN BAGEL COMPANY, INC., a New Jersey corporation (“MBC”)

AND

THE BANK OF NEW YORK, a New York banking corporation authorized to conduct corporate trust business in the State of New Jersey and having a corporate trust office in West Paterson, New Jersey (the “Escrow Agent”),

WITNESSETH:

WHEREAS, the Company is duly organized and existing under the laws of the State of Delaware; and

WHEREAS, MBC is duly organized and existing under the laws of the State of New Jersey; and

WHEREAS, MBC is a wholly owned subsidiary of the Company; and

WHEREAS, the Escrow Agent is duly organized and existing under the laws of the State of New York, having a corporate trust office and place of business in West Paterson, New Jersey and authorized to conduct corporate trust business in the State of New Jersey; and

WHEREAS, on December 23, 1998, the New Jersey Economic Development Authority (the “Authority”) issued $2,800,000 aggregate principal amount of its Economic Development Bonds (Manhattan Bagel Company, Inc. Project) Refunding Series 1998 (the “Bonds”) for the benefit of MBC pursuant to an Indenture of Trust, dated as of December 1, 1998 (the “Indenture”), by and between the Authority and The Bank of New York, as trustee thereunder; and

WHEREAS, MBC is obligated pursuant to a Bond Agreement, dated as of December 1, 1998 (the “Bond Agreement”), by and between the Authority and MBC, to make loan repayments to the Authority at such times and in such amounts as are necessary to make debt service payments with respect to the Bonds; and

WHEREAS, the Company agreed to guarantee all of the obligations of MBC under the Bond Agreement; and

WHEREAS, as of the date of this Agreement, the Bonds are outstanding in the principal amount of $1,680,000 (the “Outstanding Bonds”) and bear interest at the rate of nine per centum (9%) per annum; and

WHEREAS, the Bonds mature on December 1, 2008, and are subject to mandatory sinking fund redemption at par in the principal amount of $280,000 on December 1 in each of the years 2003 to 2007, inclusive, together with interest accrued to the date fixed for redemption; and

WHEREAS, the Company and MBC are desirous of defeasing the Outstanding Bonds pursuant to Section 12.01 of the Indenture; and

WHEREAS, pursuant to the terms of the Indenture, the Escrow Agent, as trustee and paying agent thereunder is the entity with which moneys and securities are to be deposited to effectuate the defeasance of the lien of the Outstanding Bonds; and

WHEREAS, the Company has provided for an irrevocable deposit of moneys with the Escrow Agent (upon such deposit such moneys shall be the absolute property of the Escrow Agent and shall not be subject to any lien, claim or right of the Company or any of its creditors in any bankruptcy, insolvency, liquidation or other similar proceeding) to pay the Outstanding Bonds as aforesaid and to defease the lien of the Outstanding Bonds and has authorized such other action as shall be necessary and sufficient to cause the Outstanding Bonds to be deemed no longer outstanding under the Indenture and wishes to enter into this Agreement to effectuate the foregoing purposes;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, agreements and representations herein set forth, the Company, MBC and the Escrow Agent hereby agree as follows:

Section 1.              (A)  In order to secure the payment of the principal or redemption price, if any, of and interest on the Outstanding Bonds, the Company hereby pledges and sets over to the Escrow Agent concurrently with the execution of this Agreement, in trust for the benefit and security of the holders from time to time of the Outstanding Bonds (the “Bondholders”) subject to the terms and conditions hereinafter set forth, in immediately available moneys, the sum of $2,027,625.21, to the extent of $151,418.00 from funds currently available in accounts held by the Trustee under the Indenture (the Company and MBC hereby direct the Trustee to withdraw such funds from such accounts) and, to the extent of $1,876,207.21, from funds made available to the Trustee by the Company (collectively the “Escrow Sum”), receipt of which the Escrow Agent hereby acknowledges.  Subject to Section 2(A) below, the Escrow Agent shall immediately upon receipt deposit the Escrow Sum directly into the Escrow Account hereinafter established and created.  The Company represents that the Escrow Sum is sufficient to purchase on the date hereof Escrow Securities (as referred to in Section 2 of this Agreement), which will bear interest and mature at such times and in such amounts as will be sufficient, together with cash of $0.21 on deposit in said Escrow Account as of the date of this Agreement, to pay when due the principal or redemption price, if any, of and interest on the Outstanding Bonds from the date hereof to and including the date or dates on which the Outstanding Bonds will, if not purchased as provided herein, mature or be called for redemption (the “Escrow Requirement”), as set forth in the verification report of Grant Thornton LLP, annexed hereto as Exhibit A and by this reference incorporated herein.  If, for any reason, at any time, the moneys, Escrow Securities and Substitute Escrow Securities (as referred to in Section 3 of this Agreement) on deposit in the Escrow Account shall be insufficient to meet the

Escrow Requirement, the Company shall deposit in the Escrow Account, from any legally available funds of the Company, such additional sums or Substitute Escrow Securities as may be required to provide for the Escrow Requirement in full.  The Escrow Agent shall have no liability in connection with any error in the numerical calculations set forth in Exhibit A.

(B)           There is hereby created and established with the Escrow Agent a special and irrevocable trust fund designated: “New World Restaurant Group, Inc. 2003 Defeasance Escrow Account” (the “Escrow Account”) to be held in the custody of the Escrow Agent as a trust fund separate and apart from all other funds of the Company or of the Escrow Agent for the sole benefit of the Bondholders, subject to Sections 2, 3, 4 and 7 of this Agreement.

Section 2.              (A)  Simultaneously with the execution of this Agreement, the Escrow Agent shall apply the Escrow Sum, to the extent of $2,027,625 to the purchase of direct obligations of the United States of America, in such amounts, bearing interest at such rates and maturing on such dates as set forth in Exhibit B annexed hereto and by this reference incorporated herein (the “Escrow Securities”) and shall deposit any remaining moneys, viz. $0.21, into the Escrow Account.  The Escrow Securities and any Substitute Escrow Securities or evidence of either thereof will be so completed as to reflect that they are held by the Escrow Agent as trustee under the Indenture, subject to the provisions of this Agreement.  Immediately after the acquisition of the Escrow Securities as set forth in this Section 2 or any Substitute Escrow Securities as set forth in Section 3 of this Agreement, the Escrow Agent shall deposit or, in the case of book-entry securities, credit the Escrow Securities or Substitute Escrow Securities or evidence of either thereof in the Escrow Account.

(B)           The deposit of the moneys, Escrow Securities and Substitute Escrow Securities in the Escrow Account for the Outstanding Bonds shall constitute an irrevocable deposit of said moneys in trust solely (except as provided in Sections 3, 4 and 7 of this Agreement) for, and such moneys, Escrow Securities and Substitute Escrow Securities, together with any income or interest earned thereon, shall be held in trust and (except as provided in Sections 3, 4 and 7 of this Agreement) applied solely to, the payment of the principal or redemption price if any, of and interest due and to become due on the Outstanding Bonds; provided, however, that any cash received from principal or interest payments on Escrow Securities and Substitute Escrow Securities if not then needed for the payment of principal or redemption price, if any, and interest on the Outstanding Bonds, shall, as provided in Section 3 of this Agreement or otherwise to the extent practicable and under written instruction from the Company, be reinvested in Substitute Escrow Securities at rates as provided in Section 3 of this Agreement and maturing at times and in amounts sufficient to pay when due the principal of and interest to become due on the Outstanding Bonds, as more fully provided therein.

Section 3.              (A)  Except as provided in Sections 2, 3, 4 and 7 of this Agreement, neither the Escrow Agent nor the Company shall have any power or duty to invest any funds held under this Agreement or to sell, transfer, request the redemption of or otherwise dispose of or make substitutions for the Escrow Securities held under this Agreement.

(B)           Upon the written direction of the Company and subject to the conditions and limitations herein set forth, the Escrow Agent shall sell, transfer, request the redemption of or otherwise dispose of the Escrow Securities and Substitute Escrow Securities, and substitute therefor other Escrow Securities (together with the “other Escrow Securities” referred to in Section 3(C) below, the “Substitute Escrow Securities”), which must be Government Obligations, as such term is defined in the Indenture.  The Company hereby covenants and agrees that it will not request the Escrow Agent to exercise any of the powers described in the preceding sentence in any manner if such exercise of powers would adversely affect the exclusion of interest on the Outstanding Bonds from gross income for federal income tax purposes pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, or any successor legislation then in effect (the “Code”).  The Escrow Agent shall purchase such Substitute Escrow Securities with the proceeds derived from the sale, transfer, redemption or other disposition of the Escrow Securities and Substitute Escrow Securities.  Such sale, transfer, redemption or other disposition of Escrow Securities and Substitute Escrow Securities and the substitution therefor of Substitute Escrow Securities may be effected only by a simultaneous transaction and only if (i)  a firm of independent certified public accountants acceptable to the Company shall certify in writing that the Substitute Escrow Securities, together with the moneys and Escrow Securities and Substitute Escrow Securities which will continue to be held in the Escrow Account immediately following such sale, transfer, redemption or other disposition, will mature and bear interest in such amounts and at such times to provide sufficient moneys to pay when due, all principal or redemption price, if any, of and interest on the Outstanding Bonds which have not theretofore been paid or purchased from the date thereof to and including the date or dates on which the Outstanding Bonds will mature or be redeemed and (ii)  the Escrow Agent shall receive an unqualified written opinion of Hawkins, Delafield & Wood or other recognized bond counsel to the effect that such sale, transfer, redemption or other disposition of Escrow Securities and Substitute Escrow Securities and substitution therefor of Substitute Escrow Securities will not adversely affect the exclusion of interest on the Outstanding Bonds from gross income for federal income tax purposes pursuant to Section 103 of the Code.

(C)           Upon the written direction of the Company and subject to the conditions and limitations herein set forth, the Escrow Agent shall reinvest amounts received from the maturing principal of or interest on Escrow Securities or Substitute Escrow Securities in other Escrow Securities (together with the “other Escrow Securities” referred to in Section 3(B) above, the “Substitute Escrow Securities”), which must be Government Obligations, as such term is defined in the Indenture.  Such Substitute Escrow Securities shall mature no later than the next interest payment date, redemption date or principal payment date for the Outstanding Bonds, and the amount receivable by the Escrow Agent from any such Substitute Escrow Securities on and prior to the maturity thereof shall equal or exceed the amount invested therein by the Escrow Agent.  The Company hereby covenants and agrees that it will not request the Escrow Agent to exercise any of the powers described in the preceding sentence in any manner, which would adversely affect the exclusion of interest on the Outstanding Bonds from gross income for federal income tax purposes pursuant to Section 103 of the Code.  Such reinvestment may be effected only if (i)  a firm of independent certified public accountants acceptable to the Company shall certify in writing that such Substitute Escrow Securities, together with the moneys, Escrow Securities and Substitute Escrow Securities, which will continue to be held in the Escrow Account immediately following such reinvestment, will mature and bear interest in such amounts and at such times to provide sufficient moneys to pay when due all principal or redemption price, if any, of and interest on the Outstanding Bonds, which have not theretofore been paid or purchased from the date thereof to and including the date or dates on which the Outstanding Bonds will mature or be redeemed and (ii)  the Escrow Agent shall receive an unqualified written opinion of Hawkins, Delafield & Wood or other recognized bond counsel to the effect that such reinvestment will not adversely affect the exclusion of interest on the Outstanding Bonds from gross income for federal income tax purposes pursuant to Section 103 of the Code.

(D)          Notwithstanding the foregoing provisions of this Section 3, upon the written direction of the Company, the Escrow Agent shall sell, transfer, request the redemption of, or otherwise dispose of Escrow Securities or Substitute Escrow Securities, and apply the proceeds of such sale, transfer, redemption or other disposition to the purchase of Outstanding Bonds in accordance with Section 4(B) hereof; provided, however, that such sale, transfer, Redemption or other disposition may be effected only if (i)  a firm of independent certified public accountants acceptable to the Company shall certify in writing that the amount of moneys and Escrow Securities and Substitute Escrow Securities remaining on deposit in the Escrow Account immediately following such sale, transfer, redemption or other disposition and application of such proceeds would mature at such times and bear interest in such amounts at least sufficient to pay when due the principal or redemption price, if any, of and interest on the Outstanding Bonds, which have not theretofore been paid from the date thereof to and including the date or dates on which the Outstanding Bonds will mature or be redeemed and (ii)  the Escrow Agent shall receive an unqualified written opinion of Hawkins, Delafield & Wood or other recognized bond counsel to the effect that such sale, transfer, redemption of other disposition of Escrow Securities or Substitute Escrow Securities would not adversely affect the exclusion for federal income tax purposes of interest on the Outstanding Bonds under Section 103 of the Code.

Section 4.              (A)  The Escrow Agent shall collect on the due dates thereof the principal of and interest on the Escrow Securities and Substitute Escrow Securities, as the case may be, on deposit with it in the Escrow Account and shall apply the principal and interest so received in accordance with the provisions of Section 3 of this Agreement and this Section 4.

(B)           If so directed in writing by the Company, prior to each principal payment date or redemption date for the Outstanding Bonds next occurring, and subject to the provisions of Section 3(D) of this Agreement, the Escrow Agent shall apply moneys from the Escrow Account to the purchase of Outstanding Bonds maturing or being redeemed on such future date.  The price paid for such Outstanding Bonds shall not exceed the principal or redemption price, if any, of such Outstanding Bonds, plus interest accrued to the date of purchase.  Any Outstanding Bonds so purchased shall reduce the amount of Outstanding Bonds to be paid or redeemed on such future date, and such Outstanding Bonds may be purchased from any seller, including the Company.

(C)           On each interest payment date, principal payment date or redemption date for the Outstanding Bonds, the Escrow Agent shall apply sufficient moneys from the matured principal of and interest on the Escrow Securities and Substitute Escrow Securities, as the case may be, or other funds on deposit in the Escrow Account, to pay the principal or redemption price, if any, of and interest on the Outstanding Bonds becoming due on such date in accordance with the terms of this Agreement reduced by the amount, which would have been due on such date with respect to Outstanding Bonds purchased in accordance with Section 4(B) above.  After payment of the principal or redemption price, if any, of and interest on the Outstanding Bonds (or after provision therefor is made) to and including December 1, 2008 all remaining moneys,

Escrow Securities and Substitute Escrow Securities (if any) in the Escrow Account shall upon the written instruction of the Company be repaid by the Escrow Agent to the Company as the Company’s property, free and clear of the lien of any pledge, any pledge or any trust created by the Indenture and this Agreement.

Section 5.              The Escrow Securities, Substitute Escrow Securities, moneys representing the principal of and interest on the Escrow Securities and Substitute Escrow Securities and other moneys on deposit in the Escrow Account shall be subject to an express lien and trust for the sole benefit of the Bondholders until used and applied in accordance with the terms of this Agreement subject to the provisions of Sections 2, 3, 4 and 7 hereof.

Section 6.              The liability of the Escrow Agent to make payments required by this Agreement with respect to the Outstanding Bonds shall be limited to the principal of and interest on the Escrow Securities or Substitute Escrow Securities and other moneys on deposit in the Escrow Account.  The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement or any supplemental agreement unless caused by its willful neglect or gross negligence.

Section 7.              This Agreement shall terminate when all Outstanding Bonds have been paid as provided in this Section 7; provided that, unless otherwise provided by the provisions of N.J.S.A. 46:30B-1, moneys held by the Escrow Agent in trust for the payment and discharge of any of the Outstanding Bonds, which remain unclaimed for nine (9) months after the date when such bonds shall have become due and payable by maturity or redemption shall be repaid by the Escrow Agent to the Company as the Company’s property, free from the trust created by the Indenture and this Agreement.  The Escrow Agent shall thereupon be released and discharged with respect thereto and hereto and the holders of the Outstanding Bonds payable from such moneys shall look only to the Company for the payment of the Outstanding Bonds.  No such termination of this Agreement shall affect the rights or liabilities theretofore accrued by either party to this Agreement.  In addition, the provisions of Sections 12, 13 and 14 hereof relating to indemnification of the Escrow Agent shall survive the termination of this Agreement and resignation or removal of the Escrow Agent.

Section 8.              (A)  The Escrow Agent hereby agrees to perform all the duties and obligations imposed upon it by this Agreement as well as those provisions of the Indenture applicable to the performance of this Agreement.

(B)           The Escrow Agent, or any successor thereof, may at any time resign and be discharged of its duties and obligations created by this Agreement in the same manner as provided for under the Indenture for resignation of the Trustee (as defined in the Indenture).

(C)           The Escrow Agent, or any successor thereof, may be removed at any time by the holders of a majority in principal amount of Outstanding Bonds then outstanding, excluding any Outstanding Bonds held by or for the account of the Company, by an instrument or concurrent instruments in writing signed and duly acknowledged by such Bondholders or by their attorneys duly authorized in writing and delivered to the Company.

Section 9.              If any one or more of the covenants or agreements provided in this Agreement on the part of the Company or the Escrow Agent to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Agreement.

Section 10.            The Company shall continue to pay from time to time to the Escrow Agent all reasonable fees, expenses, charges, including attorneys’ fees and other disbursements and those of their agents and employees incurred in and about the performance of their powers and duties with respect to the Outstanding Bonds; provided, however, that such payment shall not under any circumstances be made from funds on deposit in the Escrow Account and the Escrow Agent shall have no claim or lien on or interest in the funds on deposit in the Escrow Account for any such payment.

Section 11.            This Agreement shall not be repealed, revoked, rescinded, altered, amended or supplemented in whole or in part without (i) the written consent of the holders of a majority in principal amount of the Outstanding Bonds outstanding at the time such repeal, revocation, rescission, alteration, amendment or supplement, is effective (excluding any Outstanding Bonds held by or for the account of the Company), and (ii) the written consent of the Escrow Agent; provided, however, that the Company and the Escrow Agent may, without consent of or notice to the Bondholders, enter into such agreements supplemental to or amendatory of this Agreement as shall, in the opinion of Hawkins, Delafield & Wood or other recognized bond counsel, not materially adversely affect the rights of the Bondholders hereunder or under the terms and provisions of the Indenture.  The Escrow Agent shall be entitled to rely exclusively upon such opinion of counsel with respect to compliance with this Section, including the extent, if any, to which any change, modification, addition or elimination affects the rights of the Bondholders or that any instrument executed hereunder complies with the conditions or provisions of this Section.

Section 12.            The recitals of fact in this Agreement shall be taken as the statements of the Company and MBC, and the Escrow Agent assumes no responsibility for the correctness of the same.  The Escrow Agent shall be under no obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect of this Agreement or to advance any of its own moneys, unless properly indemnified.  The Escrow Agent shall not be liable in connection with the performance of its duties hereunder except for its own gross negligence or willful misconduct.

Section 13.            The Escrow Agent shall be fully protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document reasonably believed by it to be genuine, and to have been signed and presented by the proper party or parties, and may consult with counsel, who may or may not be of counsel to the Company or MBC, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it in good faith and in accordance therewith.  Whenever the Escrow Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Authorized Company Representative (as defined in the Bond Agreement) and such certificate shall be full warrant for any action taken or suffered in good faith under the provisions of this Agreement upon the faith thereof, but in its discretion the Escrow Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as may seem reasonable to it.  Except as otherwise expressly provided herein, any request, order, notice or other direction required or permitted to be furnished pursuant to any provision hereof by the Company to the Escrow Agent shall be sufficiently executed if executed in the name of the Company by an Authorized Company Representative.

Section 14.            The Company shall indemnify and hold harmless the Escrow Agent against any loss, liability or expense, which it may incur in the exercise and performance of its powers and duties hereunder and which are not due to its gross negligence or willful misconduct.

Section 15.            This Agreement shall, to the fullest extent permitted by law, be interpreted, construed and enforced pursuant to the laws of the State of New Jersey.

Section 16.            This Agreement is made for the sole and exclusive benefit of the parties hereto and the Bondholders.  Nothing contained in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give to any person other than the Company, the Escrow Agent and the Bondholders any right, remedy or claim under or by reason of this Agreement.

Section 17.            This Agreement may be executed in several counterparts, and when at least one counterpart has been fully executed by each party hereto, this Agreement shall become binding on the parties hereto.  All or any of the said counterparts shall be regarded for all purposes as one original and shall constitute and be but one and the same instrument.

Section 18.            This Agreement shall completely and fully supersede all other prior and contemporaneous understandings or agreements, both written and oral, between the parties hereto relating to the transactions contemplated hereby.

Section 19.            This Agreement shall be binding upon the Escrow Agent and the Company and MBC and upon their respective successors, transferees and assigns, and shall inure to the benefit of and be enforceable by the Escrow Agent and the Company and MBC and their respective successors, transferees and assigns.  This Agreement may not be assigned by the Company, MBC or the Escrow Agent without the prior written consent of the nonassigning parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Deposit Agreement to be executed by their duly authorized officers, all as of the date and year first above written.

NEW WORLD RESTAURANT GROUP, INC.

By:
Name: Anthony D. Wedo
Title: Chief Executive Officer

MANHATTAN BAGEL COMPANY, INC.

By:
Name: Anthony D. Wedo
Title: Chief Executive Officer

THE BANK OF NEW YORK

By:
Name: Joseph Mate
Title: Assistant Vice President

EXHIBIT A

VERIFICATION REPORT

EXHIBIT B

ESCROW SECURITIES